UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 6, 2015
Date of Report (Date of earliest event reported)

SPOTLIGHT INNOVATION INC.

(Exact name of registrant as specified in its charter)

Nevada	333-141060	98-0518266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6750 Westown Parkway, Suite 200-226 West Des Moines, IA	50266
(Address of principal executive offices)	(Zip Code)

(515) 274-9087
Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

Effective November 6, 2015 William Pim was named Chief Financial Officer of Spotlight Innovation Inc. (the "Company"). The Company entered into an agreement with Mr. Pim whereby Mr. Pim would serve as Chief Financial Officer of the Company for one year, and receive a salary of $3,500 per month and receive 100,000 shares of Common Stock of the Company. A copy of this Agreement is annexed as an exhibit hereto.

Since 2013 Mr. Pim has served as Chief Financial Officer of Mark Seed Company. Mr. Pim also is the owner of LearningRx a cognitive functions franchise. In 2012 Mr. Pim served as the Chief Financial Officer of Adrian Carriers. From 2005 through 2011 Mr. Pim served as Chief Operating Officer and Chief Financial Officer at Iowa Renewable Energy, LLC, an alternative energy company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit		Filed with this	Incorporated by reference
No.	Description	Current Report	Form	Filing Date	Exhibit No.

10.21	Agreement between Spotlight Innovation Inc. and William Pim dated November 6, 2015.	x

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOTLIGHT INNOVATION INC.

Date: November 6, 2015	By:	/s/ Cristopher Grunewald
Cristopher Grunewald
President